POWER OF ATTORNEY

Jon W. Bilstrom

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Nicole V.

Gersch, Jessica M. Pfeiffer, and Robert W.

Spencer, Jr., signing singly, the undersigned's

true and lawful attorney-in-fact to:

(1) execute for and on behalf of the

undersigned, in the undersigned's capacity

as an officer and/or director of Comerica

Incorporated (the "Company"), Forms 3, 4 and

5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules

thereunder;

(2) execute for and on behalf of the

undersigned, in the undersigned's capacity

as an officer and/or director of the Company,

documents necessary to facilitate the filing

of Forms 3, 4 and 5;

(3) do and perform any and all acts for and

on behalf of the undersigned which may be

necessary or desirable to complete and execute

any such Form 3, 4 or 5 and timely file such

form with the United States Securities and

Exchange Commission and any stock exchange

or similar authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed

by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to

do and perform any and every act and thing

whatsoever requisite, necessary, or proper

to be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and all purposes as the undersigned

might or could do if personally present, with

full power of substitution or revocation,

hereby ratifying and confirming all that

such attorney-in-fact, or such attorney-

in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue

of this power of attorney and the rights

and powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the

request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply

with Section 16 of the Securities Exchange

Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or

her powers and authorities hereunder, but

shall not affect the powers and authorities

herein granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is

no longer required to file Forms 3, 4 and

5 with respect to the undersigned's holdings

of and transactions in securities issued

by the Company, unless earlier revoked by

the undersigned in a signed writing

delivered to the foregoing attorneys-

in-fact at the then current mailing address

of the Corporate Legal Department of

Comerica Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ Jon W. Bilstrom

Jon W. Bilstrom